UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

Sleep Number Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-25121	41-1597886
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 3rd Avenue South, Minneapolis, MN 55404
(Address of principal executive offices) (Zip Code)

(763) 551-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 20-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement

The information set forth below in Item 1.03 of this Current Report on Form 8-K under the caption “Stalking Horse Asset Purchase Agreement” is hereby incorporated by reference in this Item 1.01.

Item 1.03    Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On June 12, 2026 (the “Petition Date”), Sleep Number Corporation (“Sleep Number” or the “Company”) and its subsidiaries (together with Sleep Number, the “Debtors”) filed voluntary petitions for relief (collectively, the “Bankruptcy Petitions”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Bankruptcy Court has granted a motion seeking joint administration of the cases (the “Chapter 11 Cases”) under the caption In re: Sleep Number Corporation, et al., Case No. 26-11399. The filing of the Bankruptcy Petitions constituted an event of default under the documents governing the Amended and Restated Credit and Security Agreement (as defined in item 2.04, the “Prepetition Credit Agreement”) which accelerated the Company’s obligations under the Prepetition Credit Agreement. The Company intends to notify all known or potential creditors of the Debtors of the bankruptcy filings.

Debtor-in-Possession Financing

As a proposed amendment to the Prepetition Credit Agreement (the “DIP Amendment”; and the Prepetition Credit Agreement as amended by the DIP Amendment, the “DIP Credit Agreement”), the prepetition lenders under the Prepetition Credit Agreement (collectively, the “DIP Lenders”) are expected to provide up to approximately $260 million of debtor-in-possession financing in the form of (i) new money superpriority senior secured term loan commitments in an aggregate principal amount of up to $65 million (the term loans made thereunder, the “DIP Loans”), available in multiple draws in an amount of up to $50 million upon entry of the interim DIP order and in an amount up to the difference between $65 million and the amount of DIP Loans actually funded prior to the entry of the final DIP order and (ii) roll-up loans comprising secured obligations under the Prepetition Credit Agreement that shall be converted and exchanged into roll-up loans under the DIP Credit Agreement in an aggregate principal amount of up to $195 million (the “Roll-Up Loans”), subject to the entry of the interim DIP order and the final DIP order (as applicable).

Sleep Number’s obligations under the proposed DIP Loans and the Roll-Up Loans are expected to be guaranteed by each subsidiary of the Company. In addition, upon entry and subject to the terms of the interim DIP order approving the DIP Loans and the Roll-Up Loans (or the final DIP order, when entered), the claims of the DIP Lenders will be (i) entitled to superpriority administrative expense claim status and, subject to certain customary exclusions in the credit documentation, (ii) secured by (a) a perfected first priority lien on all DIP Collateral (as defined in the interim DIP order), to the extent such collateral is unencumbered, (b) a perfected priming senior security interest in and liens on the prepetition collateral, and (c) a perfected junior security interest in and liens on the DIP Collateral to the extent such DIP Collateral is subject to permitted prior senior liens.

Under the proposed DIP Amendment, Sleep Number is expected to be able to make optional prepayments of the DIP Loans, in whole or in part, without penalty (other than applicable breakage and redeployment costs and the payment of certain other fees, including an exit fee). In addition, subject to certain exceptions and conditions described in the proposed DIP Amendment, we will be obligated to prepay the obligations thereunder with the net cash proceeds of certain asset sales, with casualty insurance proceeds, extraordinary receipts or the proceeds of any indebtedness not permitted to be incurred pursuant to the terms of the proposed DIP Amendment.

The scheduled maturity date of the DIP Loans and the Roll-Up Loans is expected to be the date that is three months from the date of the DIP Amendment. The DIP Loans and the Roll-Up Loans are expected to bear an interest rate per annum equal to either SOFR plus 8.00% or the “base rate” plus 7.00%.

The proposed DIP Credit Agreement is expected to contain representations, warranties and covenants that are typical and customary for these types of debtor-in-possession facilities, including, but not limited to specified restrictions on indebtedness, liens, investments, loans and guaranties, mergers and sales of assets, acquisitions, restricted payments, voluntary payments of other indebtedness, transactions with affiliates, sale and leaseback transactions and compliance with case milestones (including regarding a sale of substantially all of the assets of the Company and its subsidiaries), restrictive agreements, bankruptcy matters, cash management order and assumption or rejection of contracts and leases. The proposed DIP Credit Agreement is expected to contain customary events of default, including as a result of certain events occurring in the Chapter 11 Cases. The proposed DIP Credit Agreement is also expected to require compliance with a variance covenant that compares actual operating disbursements and receipts and capital expenditures to the budgeted amounts set forth in the DIP budgets delivered to the DIP Agents and DIP Lenders on or prior to the closing date and updated periodically thereafter pursuant to the terms of the DIP Amendment. The proposed DIP Credit Agreement is subject to approval by the Bankruptcy Court and will be subject to customary conditions precedent.

The foregoing description reflects the expected terms of the DIP Amendment and DIP Credit Agreement. However, the final terms may differ from the foregoing description and there can be no assurance that the Company will be able to successfully complete the debtor-in-possession financing on the terms described above, or at all. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the DIP Amendment and DIP Credit Agreement which will be filed as exhibits to a Current Report on Form 8-K after the DIP Amendment and the DIP Credit Agreement are entered into.

Stalking Horse Asset Purchase Agreement

On June 12, 2026, the Company entered into a “stalking horse” Asset Purchase Agreement (the “Stalking Horse Purchase Agreement”) with SNBR, Inc., a wholly-owned subsidiary of Sleep Country Canada Inc. (in such capacity, the “Purchaser”) and Sleep Country Canada Inc. pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Company (such assets, the “Assets,” and such transaction, the “Asset Sale”) for a purchase price of $415 million in cash and the assumption of certain liabilities, subject to certain potential purchase price adjustments, in each case, as set forth in the Purchase Agreement. The Assets to be acquired pursuant to the Asset Sale do not include, among other things, any executory leases or contracts that the Purchaser chooses to reject or are otherwise rejected in the Chapter 11 Cases. Based on the purchase price in the Stalking Horse Purchase Agreement, the common shares are significantly out of the money and would likely have no recovery.

Upon Bankruptcy Court approval, the Purchaser is expected to be approved as the “stalking horse” bidder in connection with the Asset Sale under section 363 of the Bankruptcy Code. The Asset Sale will be conducted through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures. The Asset Sale is subject to the receipt of higher or otherwise better offers from competing bidders at an auction (if applicable), approval of the Asset Sale by the Bankruptcy Court, and certain other conditions set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the Asset Sale is subject to a number of conditions, which, among others, include (i) the entry of an order of the Bankruptcy Court authorizing and approving the Asset Sale, (ii) the performance by each party of its obligations under the Purchase Agreement (subject to certain materiality qualifiers), (iii) the accuracy of each party’s representations (subject to certain materiality qualifiers), (iv) the delivery of certain closing deliverables, (v) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (vi) the absence of any judicial or administrative proceeding by the Federal Trade Commission or the United States Department of Justice Antitrust Division that seeks to prevent, restrain, enjoin or prohibit the Asset Sale under antitrust laws, and (vii) the absence of any order by any governmental authority that restrains, enjoins, stays, or prohibits the consummation of the Asset Sale. The obligation of the Purchaser to consummate the Asset Sale is also conditioned upon the Company having not experienced a material adverse effect. The Purchase Agreement also provides for a break-up fee and expense reimbursement payable to the Purchaser upon the occurrence of certain events, and the forfeiture of a deposit to the Company upon the occurrence of certain events.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed hereto as Exhibit 2.1.

Item 2.04    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As discussed in Item 1.03, on the Petition Date, the Debtors filed the Chapter 11 Cases in the Bankruptcy Court seeking relief under chapter 11 of title 11 of the Bankruptcy Code. The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The commencement of the Chapter 11 Cases constituted an event of default under the Prepetition Credit Agreement enumerated below, resulting in the acceleration of the Company’s payment obligations under those instruments. As such, substantially all of the Company’s debt, with balances of approximately $672.5 million in the aggregate principal amount as of the Petition Date, is in default and accelerated, but subject to the automatic stay under the Bankruptcy Code.

The filing of the Chapter 11 Cases constituted an event of default that accelerated the Debtors’ obligations under that certain Amended and Restated Credit and Security Agreement, dated February 18, 2018 (as amended, restated, or otherwise modified or supplemented through that certain Forbearance Agreement and Thirteenth Amendment to the Amended and Restated Credit and Security Agreement, dated as of April 27, 2026, the “Prepetition Credit Agreement”), between, amongst others, the Company as Borrower, the Lenders named therein and U.S. Bank National Association as Administrative Agent.

The Prepetition Credit Agreement described above provides that, as a result of the commencement of the Chapter 11 Cases, any principal amount, together with accrued interest thereon, are immediately due and payable. However, any efforts to enforce the payment obligations under the Prepetition Credit Agreement and such other instruments and agreements are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Prepetition Credit Agreement and such other instruments and agreements are subject to the applicable provisions of the Bankruptcy Code.

The disclosure in Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

Press Release Regarding Bankruptcy Petitions

On June 12, 2026, the Company issued a press release announcing the filing of the Bankruptcy Petitions. A copy of the press release is furnished herewith as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Cautionary Note Regarding the Company’s Common Shares

The Company cautions that trading in its securities (including, without limitation, the Company’s common shares) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common shares will experience a complete or significant loss on their investment, depending on the outcome of the Chapter 11 Cases. Based on the purchase price in the Stalking Horse Purchase Agreement, the common shares are significantly out of the money and would have no recovery. Additionally, as a result of the Chapter 11 Cases, the Company expects that its common shares will be delisted from trading on the Nasdaq.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the Exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on our current expectations and our projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning our business strategy, among other things, including anticipated trends and developments in, and management plans for, our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue,” the negative or plural of these words and other comparable terminology. All forward-looking statements included in this Form 8-K are based upon information available to us as of the filing date of this Form 8-K, and we undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in “Part I - Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended January 3, 2026 as well as the additional factors included below. You should carefully consider the risks and uncertainties described under these sections.

A wide range of factors relating to the Chapter 11 Cases could materially affect future developments and performance, including but not limited to:

•	our ability to continue as a going concern;
•	our ability to successfully consummate the planned sale of the business pursuant to Section 363 of the Bankruptcy Code to any potential acquirer through an auction process in Chapter 11 and if consummated, to obtain an adequate price;
•	our ability to successfully complete a reorganization under Chapter 11 and emerge from bankruptcy;
•	the effects of the Chapter 11 Cases on us and on the interests of various constituents;
•	bankruptcy court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general;
•	the length of time the Company will operate under the Chapter 11 Cases;
•	risks associated with third-party motions in the Chapter 11 Cases;
•	the potential adverse effects of the Chapter 11 Cases on our liquidity and results of operations;
•	increased legal and other professional costs necessary to execute our reorganization;
•	the conditions to which our debtor-in-possession financing is subject, and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of our control;
•	the consequences of the acceleration of our debt obligations;
•	employee attrition and our ability to retain senior management and key personnel due to the distractions and uncertainties, including our ability to provide adequate compensation and benefits during the Chapter 11 Cases;
•	our ability to comply with the restrictions imposed by the DIP Amendment;
•	the likely cancellation of our common shares in the Chapter 11 Cases;
•	the potential material adverse effect of claims that are not discharged in the Chapter 11 Cases;
•	the diversion of management’s attention as a result of the Chapter 11 Cases; and
•	volatility of our financial results as a result of the Chapter 11 Cases.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated as of June 12, 2026, by and between the Company, the Purchaser and for certain sections therein, Sleep Country Canada Inc.

99.1	Press Release, dated June 12, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Sleep Number Corporation (Registrant)

Date: June 12, 2026	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President, Chief Legal and Risk Officer